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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 1, 2001

                                ----------------
                        COMMERCIAL NET LEASE REALTY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ----------------

         MARYLAND                     0-12989                  56-1431377
(State or other jurisdiction   (Commission file number)     (I.R.S. Employer
      of incorporation)                                  Identification Number)

                           450 SOUTH ORANGE AVENUE
                                  SUITE 900
                            ORLANDO, FLORIDA 32801
                                (407) 265-7348
             (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)

                                NOT APPLICABLE
        (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

        On July 1, 2001, Commercial Net Lease Realty, Inc., a Maryland corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Captec Net Lease Realty, Inc., a Delaware corporation ("Captec"). Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Captec will merge (the "Merger") with and into the Company, with the Company as the surviving corporation.

        In the Merger, holders of Captec common stock will receive .4575 shares of Company common stock, .2103469 shares of Company 9% Class A non-voting preferred stock and $1.27 in cash for each share of Captec common stock. Cash will be paid instead of the issuance of fractional shares. The exchange ratio is not subject to change and there is no "collar" or minimum trading price for the shares of Captec common stock or Company common stock.

        The Merger is expected to be tax-free to the Company and Captec. Captec stockholders will recognize income for federal tax purposes only on the cash portion of the merger consideration. The Merger is subject to customary closing conditions, including the approval of the Merger by the stockholders of Captec.

        Contemporaneously with the execution of the Merger Agreement, Patrick
L. Beach, Chairman of the Board of Directors, President and Chief Executive Officer of Captec, and W. Ross Martin, Executive Vice President, Chief Financial Officer, Treasurer and Director of Captec (the "Principals") owning approximately 7.7% of the outstanding shares of Captec common stock entered into a Stockholders' Agreement and Irrevocable Proxy (the "Stockholders' Agreement") pursuant to which, subject to certain limitations, each Principal agreed, among other things, to vote his shares in favor of the Merger Agreement and the transactions contemplated thereby in any action taken by the shareholders of the Company and not to transfer his shares until the termination of the Stockholders' Agreement.

        The Merger Agreement and the Stockholders' Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference in their entirety. The foregoing description of the Merger Agreement and the Stockholders' Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(c)     Exhibits:

EXHIBIT NO.      DESCRIPTION
-----------      ------------
     99.1        Agreement and Plan of Merger, dated as of July 1, 2001, among Commercial Net
                 Lease Realty, Inc. and Captec Net Lease Realty, Inc.

     99.2        Stockholders' Agreement and Irrevocable Proxy, dated as of July 1, 2001, among
                 Commercial Net Lease Realty, Patrick L. Beach and W. Ross Martin



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                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMMERCIAL NET LEASE REALTY, INC.



Dated:  July 3, 2001                        By:    /S/ GARY M. RALSTON
                                                   --------------------------
                                                   Gary M. Ralston
                                                   President and Chief
                                                   Operating Officer